EXHIBIT 23(A)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-100242 of Oncor Electric Delivery Company on Form S-4 of our report dated April 15, 2002 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in this Prospectus.


/s/Deloitte & Touche LLP
Dallas, Texas
January 2, 2003